EXHIBIT 99.1

Bon-Ton Stores, Inc. Reports Second Quarter Fiscal 2017 Results

~ Reaffirms Fiscal 2017 Earnings Guidance ~

YORK, Pa., Aug. 17, 2017 (GLOBE NEWSWIRE) -- The Bon-Ton Stores, Inc. (NASDAQ:BONT) today reported operating results for its fiscal second quarter ended July 29, 2017, and reaffirmed its earnings guidance for the full year fiscal 2017.

Results for the Second Quarter Ended July 29, 2017

  Comparable store sales decreased 6.1% as compared with the prior year period.

  Selling, general and administrative (“SG&A”) expense decreased $20.7 million as compared with the second quarter of fiscal 2016.

  Net loss in the current year second quarter was $33.2 million, or $1.64 per share, compared with net loss of $38.7 million, or $1.95 per share, in the second quarter of fiscal 2016.

  Adjusted EBITDA totaled $9.1 million in the second quarter of fiscal 2017.  Adjusted EBITDA in the second quarter of 2016 was $2.5 million.  (As used in this release, Adjusted EBITDA is not a measure recognized under generally accepted accounting principles (“GAAP”)—see the accompanying financial table which reconciles this non-GAAP measure to net loss.)

William Tracy, Incoming President and Chief Executive Officer, commented, “We made progress in several important areas of the business during the second quarter.  We saw strength in key merchandise categories and brands and were pleased with the continued double-digit growth in our omnichannel business.  Additionally, we continued to effectively execute our profit improvement initiatives, substantially reducing our SG&A expense for the quarter.  While our results were consistent with our expectations and showed an improvement over our performance in the first quarter, we remain focused on working to better position the business for the long-term.  Looking forward, we will focus on efforts to further enhance our merchandise assortment with an emphasis on our targeted growth categories, refine our marketing strategy to increase traffic and customer engagement, and drive growth in our omnichannel business.  In addition, we expect to achieve further cost reductions through the continued rollout of our profit improvement initiative.  We believe that these actions will drive improved performance in the back half of the year.”

Second Quarter Review
Comparable store sales in the second quarter of fiscal 2017 decreased 6.1%.  Total sales in the period decreased 7.0% to $504.4 million, compared with $542.4 million in the second quarter of fiscal 2016.

The Company continued its double-digit sales growth in omnichannel, which reflects sales via the Company’s website, mobile site, and its Let Us Find It customer service program, as the Company leveraged its West Jefferson facility and store-fulfillment network.

Other income in the second quarter of fiscal 2017 was $21.0 million, an increase of $4.8 million over the comparable prior year period.  The increase was primarily due to income associated with gift card breakage and, to a lesser degree, higher revenues associated with the Company’s proprietary credit card operations.  Proprietary credit card sales, as a percentage of total sales, increased approximately 40 basis points to 57.4% in the second quarter of fiscal 2017.

The gross margin rate in the second quarter of fiscal 2017 decreased approximately 100 basis points as compared with the second quarter of fiscal 2016 to 35.5% of net sales, primarily due to an increase in the markdown rate.  Gross profit decreased $18.9 million to $179.2 million in the second quarter of fiscal 2017, primarily as a result of decreased sales volume.

SG&A expense in the second quarter of fiscal 2017 decreased $20.7 million, or 9.8%, as compared with the second quarter of fiscal 2016, to $191.2 million. This was largely due to savings associated with prior year closed stores and reductions in consulting fees, medical insurance, payroll, taxes and rent, as well as gains associated with various real estate transactions.  The SG&A expense rate in the second quarter of 2017 was 37.9% of net sales, a decrease of approximately 120 basis points from the prior year.

Adjusted EBITDA totaled $9.1 million in the second quarter of fiscal 2017, inclusive of $4.6 million of income associated with gift card breakage, $7.8 million of gains related to various real estate transactions and $1.9 million of severance costs.  In the second quarter of fiscal 2016, Adjusted EBITDA was $2.5 million, inclusive of $2.4 million of consulting fees related to cost reduction initiatives and $2.2 million of severance costs.  (As used in this release, Adjusted EBITDA is not a measure recognized under GAAP—see the accompanying financial table which reconciles this non-GAAP measure to net loss.)

The Company’s excess borrowing capacity under its revolving credit facility was approximately $171 million at the end of the second quarter of fiscal 2017 and $189 million as of August 14, 2017.

Guidance
For fiscal 2017, the Company continues to expect loss per share to be in a range of $2.08 to $2.59, inclusive of a $0.05 per share expense from the 53rd week, and Adjusted EBITDA to be in a range of $115 million to $125 million. (As used in this release, Adjusted EBITDA is not a measure recognized under GAAP—see the accompanying financial table which reconciles this non-GAAP measure to net loss.)  Updated assumptions reflected in the Company’s full-year guidance include the following:

  A comparable sales decrease now ranging from 3.5% to 4.5%, which excludes sales from the 53rd week;
  A gross margin rate decrease now ranging from 40 to 60 basis points below the fiscal 2016 rate of 35.5%;
  SG&A expense now ranging from $834 million to $839 million, including approximately $10 million for the 53rd week, compared to SG&A expense of $880.6 million in fiscal 2016;
  Capital expenditures not to exceed $30 million, net of external contributions; and
  An estimated 20.3 million weighted average shares outstanding.

The Company expects to decrease debt by approximately $15 million to $20 million by the end of fiscal 2017.

Call Details
The Company’s quarterly conference call to discuss second quarter fiscal 2017 results will be broadcast live today at 10:00 a.m. Eastern time.  Investors and analysts interested in participating in the call are invited to dial (888) 523-1232 at 9:55 a.m. Eastern time.  A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Thursday, August 24, 2017.  The number to call for the taped replay is (844) 512-2921 and the replay PIN is 4541275.  The conference call will also be broadcast on the Company’s website at http://investors.bonton.com.  An online archive of the webcast will be available within two hours of the conclusion of the call.

About The Bon-Ton Stores, Inc.
The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 260 stores, which includes nine furniture galleries and four clearance centers, in 24 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s and Younkers nameplates.  The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings.  The Bon-Ton Stores, Inc. is an active and positive participant in the communities it serves.  For further information, please visit http://investors.bonton.com.

Cautionary Note Regarding Forward-Looking Statements
Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “believe,” “estimate,” “project,” “intend” or other similar expressions and include the Company’s fiscal 2017 guidance, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.   Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company in a number of ways, including the potential write-down of the current valuation of intangible assets and deferred taxes; risks related to the Company’s proprietary credit card program; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors or changes in the competitive environment; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve profits; operational disruptions; unsuccessful marketing initiatives; the ability to expand our capacity and improve efficiency through our new eCommerce fulfillment center; changes in, or the failure to successfully implement, our key strategies, including initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purposes; the impact of regulatory requirements including the Health Care Reform Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators.  Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.

- tables follow –

THE BON-TON STORES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)	July 29,	July 30,
(Unaudited)	2017	2016

Assets
Current assets:
Cash and cash equivalents	$6,335	$7,047
Merchandise inventories	658,218	693,810
Prepaid expenses and other current assets	82,801	74,897
Total current assets	747,354	775,754
Property, fixtures and equipment at cost, net of accumulated depreciation and
amortization of $1,049,212 and $998,415 at July 29, 2017 and July 30, 2016, respectively	547,279	613,763
Intangible assets, net of accumulated amortization of $68,371 and $65,090 at
July 29, 2017 and July 30, 2016, respectively	70,386	79,176
Other long-term assets	21,729	16,053
Total assets	$1,386,748	$1,484,746

Liabilities and Shareholders' Deficit
Current liabilities:
Accounts payable	$177,689	$214,957
Accrued payroll and benefits	26,288	25,999
Accrued expenses	136,610	143,738
Current maturities of long-term debt	-	57,183
Current maturities of obligations under capital leases	6,986	5,666
Total current liabilities	347,573	447,543
Long-term debt, less current maturities	849,332	762,326
Obligations under capital leases, less current maturities	130,471	123,796
Other long-term liabilities	170,307	189,589
Total liabilities	1,497,683	1,523,254

Shareholders' deficit:
Preferred Stock - authorized 5,000,000 shares at $0.01 par value; no shares issued	-	-
Common Stock - authorized 40,000,000 shares at $0.01 par value; issued shares
of 18,908,120 and 18,944,025 at July 29, 2017 and July 30, 2016, respectively	189	189
Class A Common Stock - authorized 20,000,000 shares at $0.01 par value; issued
and outstanding shares of 2,951,490 at July 29, 2017 and July 30, 2016	30	30
Treasury stock, at cost - 337,800 shares at July 29, 2017 and July 30, 2016	(1,387)	(1,387)
Additional paid-in-capital	168,285	165,820
Deferred compensation
Accumulated other comprehensive loss	(71,391)	(74,388)
Accumulated deficit	(206,661)	(128,772)
Total shareholders' deficit	(110,935)	(38,508)
Total liabilities and shareholders' deficit	$1,386,748	$1,484,746

THE BON-TON STORES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	THIRTEEN		TWENTY-SIX
	WEEKS ENDED		WEEKS ENDED
(In thousands, except per share data)	July 29,	July 30,	July 29,	July 30,
(Unaudited)	2017	2016	2017	2016

Net sales	$504,424	$542,360	$1,040,565	$1,133,367
Other income	21,037	16,252	37,917	33,668
	525,461	558,612	1,078,482	1,167,035

Costs and expenses:
Costs of merchandise sold	325,195	344,273	688,756	735,186
Selling, general and administrative	191,191	211,872	396,276	428,057
Depreciation and amortization	23,135	24,999	45,342	48,193
Amortization of lease-related interests	955	1,008	1,909	2,015
Impairment charges	147	178	147	178
Loss from operations	(15,162)	(23,718)	(53,948)	(46,594)
Interest expense, net	18,029	15,162	36,047	30,248
Loss on extinguishment of debt	-	-	559	-

Loss before income taxes	(33,191)	(38,880)	(90,554)	(76,842)
Income tax provision (benefit)	18	(144)	(30)	(288)

Net loss	$(33,209)	$(38,736)	$(90,524)	$(76,554)

Basic loss per share	$(1.64)	$(1.95)	$(4.49)	$(3.86)

Diluted loss per share	$(1.64)	$(1.95)	$(4.49)	$(3.86)

THE BON-TON STORES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	TWENTY-SIX WEEKS ENDED
(In thousands)	July 29,	July 30,
(Unaudited)	2017	2016
Cash flows from operating activities:
Net loss	$(90,524)	$(76,554)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization	45,342	48,193
Amortization of lease-related interests	1,909	2,015
Impairment charges	147	178
Share-based compensation expense	896	1,516
(Gain) loss on sale of property, fixtures and equipment	(5,538)	22
Reclassifications of accumulated other comprehensive loss	2,567	2,927
Loss on extinguishment of debt	559	-
Amortization of deferred financing costs and debt discount	2,892	1,704
Deferred income tax benefit	(30)	(288)
Changes in operating assets and liabilities:
Decrease in merchandise inventories	66,236	17,888
Decrease in prepaid expenses and other current assets	15,757	22,358
Decrease in other long-term assets	49	632
(Decrease) increase in accounts payable	(6,698)	49,514
Decrease in accrued payroll and benefits and accrued expenses	(11,966)	(6,495)
Decrease in other long-term liabilities	(10,254)	(41)
Net cash provided by operating activities	11,344	63,569

Cash flows from investing activities:
Capital expenditures	(21,184)	(25,749)
Proceeds from sale of property, fixtures and equipment	21,422	7
Net cash provided by (used in) investing activities	238	(25,742)

Cash flows from financing activities:
Payments on long-term debt and capital lease and financing obligations	(279,382)	(303,258)
Proceeds from issuance of long-term debt and financing obligations	275,866	263,669
Restricted shares forfeited in lieu of payroll taxes	(44)	(120)
Deferred financing costs paid	(6,842)	(495)
(Decrease) increase in book overdraft balances	(1,581)	2,545
Net cash used in financing activities	(11,983)	(37,659)

Net (decrease) increase in cash and cash equivalents	(401)	168

Cash and cash equivalents at beginning of period	6,736	6,879

Cash and cash equivalents at end of period	$6,335	$7,047

 Adjusted EBITDA (Non-GAAP Financial Measure)

As used in this release, Adjusted EBITDA is defined as net loss before interest, income taxes, depreciation and amortization, including amortization of lease-related interests, impairment charges and loss on extinguishment of debt.  Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). We present Adjusted EBITDA in this release because we consider it to be a useful financial measure in evaluating our operating performance. When analyzed in conjunction with our net income and cash flows from operations, Adjusted EBITDA provides investors with a supplemental tool to evaluate our ongoing operations as it excludes the effects of financing and investing activities. Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties to evaluate the performance of companies in our industry and by some investors to determine a company’s ability to service or incur debt. In addition, our management uses Adjusted EBITDA (i) to compare the profitability of our stores, (ii) to evaluate the effectiveness of our business strategies, and (iii) as a factor in evaluating management’s performance when determining incentive compensation.

Adjusted EBITDA is not calculated in the same manner by all companies and, accordingly, is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies.  Adjusted EBITDA should not be assessed in isolation from or construed as a substitute for net income or cash flows from operations, which are determined in accordance with GAAP.  Adjusted EBITDA is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

The following is a reconciliation of net loss to Adjusted EBITDA for the historical periods indicated:

	THIRTEEN		TWENTY-SIX
	WEEKS ENDED		WEEKS ENDED
(In thousands)	July 29,	July 30,	July 29,	July 30,
(Unaudited)	2017	2016	2017	2016

Net loss	$(33,209)	$(38,736)	$(90,524)	$(76,554)
Adjustments:
Income tax provision (benefit)	18	(144)	(30)	(288)
Loss on extinguishment of debt	-	-	559	-
Interest expense, net	18,029	15,162	36,047	30,248
Depreciation and amortization	23,135	24,999	45,342	48,193
Amortization of lease-related interests	955	1,008	1,909	2,015
Impairment charges	147	178	147	178
Adjusted EBITDA	$9,075	$2,467	$(6,550)	$3,792

The following is a reconciliation of forecasted net loss to forecasted Adjusted EBITDA for fiscal 2017 based on the Company’s guidance metrics:

	FORECASTED FISCAL 2017
(In thousands)	Minimum	Maximum
(Unaudited)	Guidance	Guidance

Net loss	$(52,600)	$(42,200)
Adjustments:
Income tax benefit	(300)	(300)
Interest expense, net, and loss on extinguishment of debt	75,500	75,100
Depreciation and amortization and amortization of
lease-related interests	92,400	92,400
Adjusted EBITDA	$115,000	$125,000

CONTACT:
Investor Relations
Jean Fontana
ICR, Inc.
646.277.1214
Jean.Fontana@icrinc.com